                                                     Registration No. 333-26369
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                     _____________________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     _____________________________________

                          NEXTEL COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)

                 DELAWARE                              36-3439651
          (State or other jurisdiction of             (I.R.S. employer
          incorporation or organization)              identification no.)

                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
        (Address of principal executive offices, including zip code)

                          NEXTEL COMMUNICATIONS, INC.
                   AMENDED AND RESTATED INCENTIVE EQUITY PLAN
                                      AND
                      NONQUALIFIED STOCK OPTION AGREEMENTS
                         FOR NON-EMPLOYEE DIRECTORS OF
                       PITTENCRIEFF COMMUNICATIONS, INC.
                           (Full titles of the plans)

                                THOMAS J. SIDMAN
                       VICE PRESIDENT AND GENERAL COUNSEL
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                    (Name and address of agent for service)

                                 (703) 394-3000
                   (Telephone number, including area code, of agent for service)

================================================================================

                                EXPLANATORY NOTE

Nextel Communications, Inc., a Delaware corporation ("Nextel"), hereby amends this Registration Statement for purposes of registering on Form S-8 200,355 shares of its Class A Common Stock, par value $.001 per share ("Nextel Shares"), which have previously been registered under this Registration Statement on Form S-4. 186,925 of the Nextel Shares covered by this Post-Effective Amendment on Form S-8 are issuable upon the exercise of Replacement Option Rights granted under the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan in exchange for options to purchase shares of the Common Stock, par value $.01 per share, of Pittencrieff Communications, Inc., a Delaware corporation ("Pittencrieff"), pursuant to the Amended and Restated Agreement of Merger and Plan of Reorganization dated as of December 3, 1996 (the "Agreement"), by and between Nextel, Nextel Finance Company, a Delaware corporation and wholly-owned subsidiary of Nextel ("NFC"), DCI Merger Inc., a Delaware corporation and wholly-owned subsidiary of NFC, and Pittencrieff, and 13,430 of the Nextel Shares covered by this Post-Effective Amendment on Form S-8 are issuable upon the exercise of option rights evidenced by the Nonqualified Stock Option Agreements for Non-Employee Directors of Pittencrieff Communications, Inc. that were assumed by Nextel pursuant to the Agreement.



                                     (i)

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                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents are incorporated herein by reference:

   (a) The Annual Report of Nextel Communications, Inc., a Delaware corporation (the "Registrant"), on Form 10-K for the year ended December 31, 1996;

   (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;

   (c) The Registrant's Current Reports on Form 8-K (i) dated and filed with the Securities and Exchange Commission (the "Commission") on January 21, 1997, (ii) dated and filed with the Commission on February 7, 1997,
       (iii) dated and filed with the Commission on March 18, 1997, (iv) dated and filed with the Commission on April 15, 1997, (v) dated June 2, 1997, and filed with the Commission on June 3, 1997, (vi) dated and filed with the Commission on June 17, 1997, (vii) dated and filed with the Commission on July 9, 1997, (viii) dated and filed with the Commission on July 16, 1997, (ix) dated July 21, 1997, and filed with the Commission on July 22, 1997, (x) dated and filed with the Commission on September 5, 1997, (xi) dated and filed with the Commission on September 9, 1997, (xii) dated and filed with the Commission on September 22, 1997, and (xiii) dated and filed with the Commission on October 23, 1997;

   (d) The description of the Registrant's Class A Common Stock, par value $.001 per share, contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments and reports filed for the purpose of updating that description; and

   (e) All documents that shall be filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Post-Effective Amendment and prior to the filing of a post-effective amendment indicating that all securities offered under the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan and the Nonqualified Stock Option Agreements for Non-Employee Directors of Pittencrieff Communications, Inc. have been sold or deregistering all securities then remaining unsold thereunder.

All documents incorporated by reference pursuant to subparagraph (e) of this
Item 3 shall be deemed to be a part hereof from the date of filing thereof.





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ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Set forth below is a description of certain provisions of the Registrant's Restated Certificate of Incorporation, as amended (the "Certificate"), and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate and the DGCL.

   ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

   The Certificate provides that, to the fullest extent provided by law, a director will not be personally liable for monetary damages to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

   While the Certificate provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care.

   INDEMNIFICATION AND INSURANCE

   Under the DGCL, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of specified civil, criminal, administrative and investigative actions, suits or proceedings (other than an action by or in the right of the corporation as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

   The Certificate and the Registrant's Amended and Restated By-laws (the "By-laws") provide to directors and officers indemnification to the fullest extent provided by law, thereby affording the directors and officers of the Company the protections available to directors and officers of Delaware corporations. The By-laws provide that expenses incurred by a person in defending a


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civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant, as authorized by relevant Delaware law. The Registrant has obtained directors and officers liability insurance providing coverage to its directors and officers.

   In addition, the Registrant has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount that the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that he or she commits, suffers, permits or acquiesces in while acting in his or her position or positions with the Registrant. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification that are available under the Certificate or the By-laws or any policy of insurance or otherwise. The Registrant is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

    (i) that results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition that the Registrant is prohibited by applicable law from paying; or

    (ii) based upon or attributable to the Indemnitee gaining a personal profit to which he or she was not legally entitled, including but not limited to profits made from the purchase and sale by the Indemnitee of equity securities of the Registrant that are recoverable by the Registrant pursuant to Section 16(b) of the Exchange Act and profits arising from transactions in publicly-traded securities of the Registrant that were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

   In addition to the rights of indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification. The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting the Registrant from adopting any amendment to the Certificate or the By-laws that would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or pursuant to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.



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

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibits 4.1.1 and 4.1.2 to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716 on Form S-4 and incorporated herein by reference)

 4.2 Amended and Restated By-laws of the Registrant (filed as Exhibit 4.2 to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716 on Form S-4 and incorporated herein by reference)

 4.3 Nextel Communications, Inc. Amended and Restated Incentive Equity Plan (filed as Exhibit 4.3 to Registration Statement No. 333-06521 on Form S-8 and incorporated herein by reference)

 4.4 Form of Nonqualified Stock Option Agreement for Non-Employee Directors of Pittencrieff Communications, Inc.

 5     Opinion of Jones, Day, Reavis & Pogue

 23.1  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

 23.2  Consent of Deloitte & Touche LLP

 24 Powers of Attorney (previously filed as Exhibits 24.1 and 24.2 to the Registration Statement)

ITEM 9.  UNDERTAKINGS.

 (a)  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any



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   material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                 SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on this 11th day of November 1997.

                        NEXTEL COMMUNICATIONS, INC.


                        By: /S/THOMAS J. SIDMAN
                            --------------------
                            Thomas J. Sidman
                            Vice President and General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                                      Title                                      Date
 ---------                                      -----                                      ----
*DANIEL F. AKERSON                           Chairman of the Board,                  November 11, 1997
 ------------------------------              Chief Executive Officer
  Daniel F. Akerson                          (Principal Executive
                                             Officer) and Director


*STEVEN M. SHINDLER                          Vice President and                      November 11, 1996
 ------------------------------              Chief Financial Officer
  Steven M. Shindler                         (Principal Financial
                                             Officer)


*WILLIAM G. ARENDT                           Controller (Principal                   November 11, 1997
 ------------------------------              Accounting Officer)
  William G. Arendt

*MORGAN E. O'BRIEN                           Vice Chairman of the Board              November 11, 1997
 ------------------------------------        and Director
  Morgan E. O'Brien

*TIMOTHY M. DONAHUE                          President, Chief Operating              November 11, 1997
 ------------------------------              Officer and Director
  Timothy M. Donahue

*KEITH J. BANE                               Director                                November 11, 1997
 ------------------------------
  Keith J. Bane

*WILLIAM E. CONWAY, JR.                      Director                                November 11, 1997
 ----------------------
  William E. Conway, Jr.

                                             Director
--------------------------------
Frank M. Drendel

*CRAIG O. MCCAW                              Director                                November 11, 1997
 -------------------------------
  Craig O. McCaw

*KEISUKE NAKASAKI                            Director                                November 11, 1997
 -------------------------------
  Keisuke Nakasaki

*MASAAKI TORIMOTO                            Director                                November 11, 1997
 ------------------------------
  Masaaki Torimoto


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

* This Post-Effective Amendment No. 1 to the Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Thomas J. Sidman, Vice President and General Counsel of the Registrant, as attorney-in-fact pursuant to powers of attorney filed with the Commission as Exhibits 24.1 and 24.2 to the Registration Statement.



Dated:   November 11, 1997          By: /S/ THOMAS J. SIDMAN
                                        -----------------------------------
                                        Thomas J. Sidman, Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                 PAGE NUMBER IN
          EXHIBIT                                                                 SEQUENTIALLY
          NUMBER                          DESCRIPTION                            NUMBERED COPY
          ------                          -----------                            -------------
            4.1             Restated Certificate of Incorporation                Not Applicable
                            of the Registrant (filed as Exhibits
                            4.1.1 and 4.1.2 to Post-Effective
                            Amendment No. 1 on Form S-8 to
                            Registration Statement No. 33-91716 on
                            Form S-4 and incorporated herein by
                            reference)

            4.2             Amended and Restated By-laws of the                  Not Applicable
                            Registrant (filed as Exhibit 4.2 to
                            Post-Effective Amendment No. 1 on
                            Form S-8 to Registration Statement
                            No. 33-91716 on Form S-4 and
                            incorporated herein by reference)

            4.3             Nextel Communications, Inc. Amended and              Not Applicable
                            Restated Incentive Equity Plan (filed
                            as Exhibit 4.3 to Registration
                            Statement No. 333-06521 on Form S-8 and
                            incorporated herein by reference)

            4.4             Form of Nonqualified Stock Option                    Not Applicable
                            Agreement for Non-Employee Directors of
                            Pittencrieff Communications, Inc.

             5              Opinion of Jones, Day, Reavis & Pogue                Not Applicable

           23.1             Consent of Jones, Day, Reavis & Pogue                Not Applicable
                            (included in Exhibit 5)

           23.2             Consent of Deloitte & Touche LLP                     Not Applicable

            24              Powers of Attorney (previously filed as              Not Applicable
                            Exhibits 24.1 and 24.2 to the
                            Registration Statement)


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